UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in Vulcan Materials Company’s (“Vulcan”) proxy statement filed in connection with its 2011 annual meeting of shareholders and consistent with Vulcan’s director retirement policy, Philip Carroll, Jr. will be retiring immediately prior to Vulcan’s 2012 annual meeting. On March 12, 2012, Mr. Carroll submitted a letter of resignation to the Vulcan board of directors in accordance with the foregoing. Mr. Carroll’s retirement will be effective immediately prior to the commencement of Vulcan’s 2012 annual meeting of shareholders. Mr. Carroll’s anticipated retirement due to reaching Vulcan’s retirement age was previously planned and disclosed and is not due to any disagreement with Vulcan.

Pursuant to a resolution adopted by the Vulcan board of directors and consistent with prior practice, upon the effectiveness of Mr. Carroll’s resignation from the board, the size of the Vulcan board of directors will be reduced from eleven to ten immediately prior to Vulcan’s 2012 annual meeting. Accordingly, there will be four seats on the Vulcan board of directors up for election at the 2012 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: March 15, 2012	By:	/s/ Robert A. Wason IV
Name: Robert A. Wason IV Title: Senior Vice President & General Counsel